        As Filed with the Securities and Exchange Commission on July 26, 1996
                                                              File No. 333-_____
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------



                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                             ----------------------
                                       FORM S-8
                                REGISTRATION STATEMENT
                                      UNDER THE
                                SECURITIES ACT OF 1933
                             ----------------------

                                COASTCAST CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            California                                          95-3454926
  (STATE OR OTHER JURISDICTION OF                             (IRS EMPLOYER
   INCORPORATION OR ORGANIZATION)                             IDENTIFICATION
                                                                 NUMBER)
                            3025 East Victoria Street
                       Rancho Dominguez, California  90221
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

             1996 AMENDED AND RESTATED EMPLOYEE STOCK OPTION PLAN(1)
      1995 AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN(2)
                            (FULL TITLE OF THE PLAN)

                           RICHARD W. MORA, PRESIDENT
                              COASTCAST CORPORATION
                            3025 East Victoria Street
                       Rancho Dominguez, California  90221
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)
                                 (310) 638-0595
                     (TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                          Copies of Communications to:
                               ROBERT H. GOON, ESQ.
                      JEFFER, MANGELS, BUTLER & MARMARO LLP
                      2121 Avenue of the Stars, 10th Floor
                          Los Angeles, California 90067

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following line: [ X ]
                         CALCULATION OF REGISTRATION FEE


- -------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------
  Title of Securities     Amount          Proposed                Proposed               Amount of
        to be             to be       Maximum Offering             Maximum              Registration
      Registered        Registered   Price per share(3)    Aggregate Offering Price       Fee(4)
- -------------------------------------------------------------------------------------------------------
 Common Stock, no par      650,000        $18.6875               $12,146,875             $4,188.61
 value, to be issued
 under Employee Plan

 Common Stock, no par      150,000        $18.6875                $2,803,125              $966.60
 value, to be issued
 under Director Plan

- -------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------


(1) Formerly referred to as the 1993 Amended and Restated Employee Stock Option Plan on Form S-8 Registration Statement File No. 33-77540, the contents of which are incorporated herein by this reference.

(2) Formerly referred to as the Non-Employee Director Stock Option Plan on Form S-8 Registration Statement File No. 33-77540, the contents of which are incorporated herein by this reference.

(3) Solely for purposes of calculating the registration fee payable herewith.

(4) Calculated pursuant to Rule 457(h) and 457(c) under the Securities Act of 1933.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Dominguez, State of California, on the 26th day of July, 1996.

                                  COASTCAST CORPORATION


                                  By: /s/ RICHARD W. MORA
                                      --------------------------
                                      Richard W. Mora, President

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.


         SIGNATURE                          TITLE                       DATE
- ------------------------------    ------------------------------        -------

/s/ HANS H. BUEHLER
- ------------------------------
Hans H. Buehler                   Chairman of the Board, Chief         July 26, 1996
                                  Executive Officer and Director
                                  (Principal Executive Officer)

/s/ RICHARD W. MORA
- ------------------------------
Richard W. Mora                   President, Chief Operating Officer   July 26, 1996
                                            and Director

/s/ ROBERT C. BRUNING
- ------------------------------
Robert C. Bruning                 Chief Financial Officer              July 26, 1996
                                  (Principal Financial and
                                  Accounting Officer)

/s/ EDWIN A. LEVY
- ------------------------------
Edwin A. Levy                                 Director                 July 26, 1996

/s/ PAUL A. NOVELLY
- ------------------------------
Paul A. Novelly                               Director                 July 26, 1996

/s/ GEORGE L. GRAZIADIO
- ------------------------------
George L. Graziadio                           Director                 July 26, 1996

/s/ LEE E. MIKLES
- ------------------------------
Lee E. Mikles                                 Director                 July 26, 1996


                                  INDEX TO EXHIBITS



Exhibit Number        Description                                        Page
- --------------        -----------                                         ----

5 Opinion of Jeffer, Mangels, Butler & Marmaro LLP with respect to legality of securities being registered (including consent contained therein).

23               Consent of Deloitte & Touche LLP.